Exhibit 10.6

WAIVER BY HUDSON BAY MASTER FUND, LTD.,

TO PERMIT THE CONTEMPLATED TRANSACTION

BETWEEN CRYPTYDE, INC. AND FOREVER 8 FUND, LLC AND RELATED AMENDMENTS

SEPTEMBER 14, 2022

WHEREAS, Cryptyde, Inc. (“Cryptyde”) and Hudson Bay Master Fund, Ltd. (the “Holder”) entered into that certain securities purchase agreement (as amended, the “SPA”) dated as of January 26, 2022, pursuant to which Cryptyde issued to the Holder a secured convertible note in the initial aggregate principal amount of $33,333,333 (as amended, the “Note”) and warrants representing the right to acquire shares of Cryptyde’s common stock, $0.001 par value per share (as amended, the “Warrants”); and

WHEREAS, in connection with the SPA, Cryptyde and the Holder entered into that certain registration rights agreement dated January 26, 2022 (as amended the “RRA”); and

WHEREAS, Cryptyde and the Holder entered into that certain Amendment Agreement dated July 28, 2022 (as amended, the “Amendment Agreement”) which, among other things, required Cryptyde to repurchase a portion of the Notes and amended the terms of the SPA, RRA, and Note; and

WHEREAS, the SPA, the RRA, the Note, the Warrants and Amendment Agreement, each as amended, are referred to herein as the “Underlying Agreements”; and

WHEREAS, the SPA, Note and Amendment Agreement contain certain restrictions on the actions of Cryptyde (collectively, the “Restrictions”); and

WHEREAS, Cryptyde wishes to enter into a membership interest purchase agreement in the form of Exhibit A (the “MIPA”), and in connection therewith, to enter into the Second Amended and Restated Operating Agreement of Forever 8 Fund, LLC in the form of Exhibit B (the “Operating Agreement”) and note in the form of Exhibit C (the “Seller Note”), the Holder wishes to waive the Restrictions to permit Cryptyde to enter into the MIPA, Operating Agreement, and Seller Note and as consideration for such waiver, Cryptyde and the Holder representing the Required Holders (as defined in the Note) hereby agree to amend certain terms of the Underlying Agreements as set forth herein.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. WAIVER. Upon the due execution and delivery of the Subordination Agreement in the form of Exhibit D, the Holder hereby waives the Restrictions as they relate to the MIPA, Operating Agreement, Seller Note, and all transactions contemplated therein and, accordingly, permits Cryptyde to enter into the MIPA, Operating Agreement and Seller Note, and all transactions contemplated therein.

2. NOTE AMENDMENT. As of the date hereof, pursuant to Section 7(c) of the Note, the Conversion Price of the Note shall be voluntarily and irrevocably adjusted to equal $1.00, subject to further adjustments as provided in the Note.

3. WARRANT AMENDMENTS.

a.	As of the date hereof, pursuant to Section 2(e) of the Warrants, the Exercise Price of the Warrants shall be voluntarily and irrevocably adjusted to equal $1.00, subject to further adjustments as provided in the Warrants.

b.	Section 2(c) of the Warrants is hereby amended and restated in its entirety as follows (strikethrough indicates deletion; bold underline indicates addition):

“Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) or Section 2(b), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein)~~; provided that the number of Warrant Shares shall not be adjusted in connection with any adjustment to the Exercise Price pursuant to Section 2(a) (x) before the date that all of the cash held in the Control Account is released to the Company (the “Release Date”) or (y) after the 12-month anniversary of the Release Date; provided, further, that on the Release Date, the number of Warrant Shares shall be adjusted with respect to any adjustment to the Exercise Price pursuant to Section 2(a) occurring prior to the Release Date~~.”

As a result of the foregoing amendment to Section 2(c) of the Warrants, Cryptyde hereby acknowledges and agrees that Section 2(c) of the Warrants applies to any adjustment to the Exercise Price, including to any adjustment to the Exercise Price prior to the date hereof. Accordingly, the parties hereto hereby acknowledge and agree that, as of the date hereof, 33,333,330 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Common Stock occurring after the date hereof) are issuable upon exercise of the Warrants (without regard to the Maximum Percentage (as defined in the Warrants)), subject to further adjustments as provided in the Warrants.

4. RIGHT OF PARTICIPATION. In addition, and not in substitution, of the participation right set forth in Section 4(o) of the SPA, beginning upon the expiration of the participation right set forth in Section 4(o) of the SPA and ending on the second (2nd) anniversary of the expiration of the participation right set forth in Section 4(o) of the SPA, neither Cryptyde nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined in the SPA) unless Cryptyde shall have first complied with this Section 4.

(a) At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, Cryptyde shall deliver to the Holder a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Holder is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that Cryptyde proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing the Holder that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of the Holder within two (2) Trading Days (as defined in the Warrants) after Cryptyde’s delivery to the Holder of such Pre-Notice, and only upon a written request by the Holder, Cryptyde shall promptly, but no later than one (1) Trading Day after such request, deliver to the Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (as defined in the SPA) (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Holder in accordance with the terms of the Offer the Holder’s 40% of the Offered Securities (the “Basic Amount”).

(b) To accept an Offer, in whole or in part, the Holder must deliver a written notice to Cryptyde prior to the end of the second (2nd) Business Day (as defined in the SPA) after the Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Holder’s Basic Amount that the Holder elects to purchase (the “Notice of Acceptance”). Notwithstanding the foregoing, if Cryptyde desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, Cryptyde may deliver to the Holder a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after the Holder’s receipt of such new Offer Notice.

(c) Cryptyde shall have ten (10) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holder (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to Cryptyde than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event Cryptyde shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(c) above), then the Holder may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 4(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities Cryptyde actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holder pursuant to this Section 4 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, Cryptyde may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Holder shall acquire from Cryptyde, and Cryptyde shall issue to the Holder, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(d) above if the Holder has so elected, upon the terms and conditions specified in the Offer. The purchase by the Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by Cryptyde and the Holder of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holder and its counsel.

(f) Any Offered Securities not acquired by the Holder or other Persons in accordance with this Section 4 may not be issued, sold or exchanged until they are again offered to the Holder under the procedures specified in this Agreement.

(g) Cryptyde and the Holder agree that if the Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby the Holder shall be required to agree to any restrictions on trading as to any securities of Cryptyde or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with Cryptyde or any instrument received from Cryptyde, (y) shall include any representation, warranty or covenant more adverse to the Holder than as set forth in the Underlying Agreements and (z) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the RRA.

(h) Notwithstanding anything to the contrary in this Section 4 and unless otherwise agreed to by the Holder, Cryptyde shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that the Holder will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be in possession of any material, non-public information with respect to Cryptyde or any of its Subsidiaries. Should Cryptyde decide to pursue such transaction with respect to the Offered Securities, Cryptyde shall provide the Holder with another Offer Notice and the Holder will again have the right of participation set forth in this Section 4. Cryptyde shall not be permitted to deliver more than one such Offer Notice to the Holder in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(b).

(i) The restrictions contained in this Section 4 shall not apply in connection with the issuance of any Excluded Securities (as defined in the SPA).

(j) Notwithstanding the foregoing, if any Offer to which this Section 4 applies is to be conducted or marketed on a “bought deal” or “overnight” or “intraday” basis, then (i) the period for Cryptyde to deliver a Pre-Notice and Offer Notice shall be “as soon as reasonably practicable and without undue delay” by Cryptyde acting reasonably and in good faith and (ii) the period for the Holder to deliver a Notice of Acceptance under shall be “as soon as reasonably practicable and without undue delay and in no event more than twenty four (24) hours after receipt of the Pre-Notice or Offer Notice, as applicable” by the Holder, in each case having regard to the specific circumstances surrounding such Offer.

5. CONTROL ACCOUNT. On the date hereof, Cryptyde shall be deemed to have released $1,000,000 of the Control Account and, immediately following such deemed release, Cryptyde shall be deemed to have re-deposited by wire transfer of immediately available funds $1,000,000 of unrestricted and unencumbered cash in the Control Account. Accordingly, the parties hereto hereby acknowledge and agree that clause (i) of the first sentence of Section 4(o) of the SPA has been satisfied as of the date hereof.

6. FEES AND EXPENSES. Cryptyde shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of any and all agreements by and between Cryptyde and the Holder on or prior to the date hereof, including, without limitation fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) within two (2) Business Days of receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to Cryptyde on or prior to the date hereof. The Holder Counsel Expense shall be paid by Cryptyde whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement or any other agreement between Cryptyde and the Holder on or prior to the date hereof. Cryptyde shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Holder and Cryptyde have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CRYPTYDE, INC.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder and Cryptyde have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory*
*Authorized Signatory Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.

EXHIBIT A

Membership Interest Purchase Agreement

EXHIBIT B

Second Amended and Restated Operating Agreement of Forever 8 Fund, LLC

EXHIBIT C

Seller Note

EXHIBIT D

Subordination Agreement